Exhibit 10.2

SECOND AMENDMENT TO THE

MOODY’S CORPORATION

CAREER TRANSITION PLAN

The final paragraph of Section 1.3 of the Moody’s Corporation Career Transition Plan is hereby amended as follows, effective as of the date this Second Amendment is adopted:

Notwithstanding the foregoing, an “Eligible Employee” shall not include any individual: (A) (i) designated by the Participating Company as a casual, seasonal, hourly, temporary, or limited duration employee; (ii) designated by the Participating Company as a leased employee; (iii) designated by the Participating Company as an “independent contractor”; or (iv) as to whom the Participating Company does not withhold income taxes; any such individual shall not be an Eligible Employee even if he or she is later retroactively reclassified or recharacterized as a common-law employee of the Participating Company during all or any part of such period pursuant to applicable law or otherwise; (B) who pursuant to an individual employment contract, offer letter or otherwise is or may be entitled to receive severance from the Participating Company other than pursuant to this Plan and does not waive and relinquish that entitlement in a writing that is in form and substance satisfactory to the Participating Company; or (C) who is otherwise designated by the management of the Participating Company (in its sole discretion) to be ineligible to participate in the Plan.